As filed with the Securities and Exchange Commission on June 25, 1997

                                    Registration Statement No. 333-________
------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                -----------
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                               -------------
                       MCDONNELL DOUGLAS CORPORATION
          (Exact name of Registrant as specified in its charter),
              Maryland                            No. 43-0400674
       (State of incorporation)         (I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of
                 Registrant's principal executive offices)
                              F. Mark Kuhlmann
                 Senior Vice President and General Counsel
                       McDonnell Douglas Corporation
                                P.O. Box 516
                             Mailcode S1001240
                       St. Louis, Missouri 63166-0516
                               (314) 232-0232
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

                                ------------
                                  Copy to:

           Howard L. Ellin                                Alan Dean
 Skadden, Arps, Slate, Meagher & Flom LLP            Davis Polk & Wardwell
           919 Third Avenue                           450 Lexington Avenue
       New York, New York  10022                    New York, New York  10017
           (212) 735-2000                                (212) 450-4000

                                -----------
        Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|
        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                      CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
                                                                   Proposed
                                                    Proposed       Maximum
                                                  Maximum Of-     Aggregate      Amount of
Title of Shares to be              Amount To Be   fering Price     Offering    Registration
Registered                          Registered   Per Share (1)    Price (1)       Fee (1)
--------------------------------------------------------------------------------------------
McDonnell Douglas Common Stock,
par value $1.00 per share
(including the related Stock
Purchase Rights)                   3,500,000       $68.625       $240,187,500   $72,784.10
--------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee under Rule 457(c) upon the basis of the high and low prices of shares of McDonnell Douglas Corporation Common Stock on the New York Stock Exchange Composite Transactions Tape on June 23, 1997.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

[FLAG]

Information contained in this prospectus supplement is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may any offer to buy be accepted prior to the time the Registration Statement becomes effective. A final prospectus supplement and prospectus will be delivered to purchasers of these securities. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS SUPPLEMENT
(To Prospectus dated ______ __, 1997)

3,500,000 Shares

MCDONNELL DOUGLAS CORPORATION

Common Stock
(par value $1.00 per share)

All of the shares of Common Stock, par value $1.00 per share (the "Common Stock"), offered hereby (the "Shares") are being sold by McDonnell Douglas Corporation ("McDonnell Douglas" or the "Company"). The Common Stock is traded on the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange (the "PSE") under the symbol "MD". On ________ __, 1997, the last reported sale price of the Common Stock, as reported on the New York Stock Exchange Composite Transactions Tape, was $[ ] per share.

McDonnell Douglas has entered into an Agreement and Plan of Merger dated as of December 14, 1996 (the "Merger Agreement") among The Boeing Company ("Boeing"), West Acquisition Corp., a wholly-owned subsidiary of Boeing ("Sub"), and McDonnell Douglas, which provides for the merger of Sub with and into McDonnell Douglas (the "Merger"), with McDonnell Douglas surviving as a wholly-owned subsidiary of Boeing. The closing of the sale of Shares offered hereby is conditioned upon approval of the Merger by the shareholders of McDonnell Douglas and approval of the issuance of shares of common stock, par value $5.00 per share of Boeing ("Boeing Common Stock") pursuant to the Merger in accordance with the terms of the Merger Agreement (the "Share Issuance") by the shareholders of Boeing. In addition, the Shares offered hereby will not be issued unless McDonnell Douglas believes that all of the other conditions to the consummation of the Merger have been or will be satisfied or waived (where permissible). Subject to the terms and conditions of the Merger Agreement, each share of Common Stock outstanding immediately prior to the effective time of the Merger will be converted into 1.3 shares of Boeing Common Stock. Cash will be paid in lieu of any fractional shares of Boeing Common Stock. See "THE MERGER" in the accompanying Prospectus and Section 8, "THE MERGER" in the Joint Proxy Statement/Prospectus incorporated by reference herein.

See "Risk Factors" on page S-3 for a discussion of certain factors that should be considered by prospective investors in the Shares.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

----------------------------------------------------------------------------
                           Price to   Underwriting         Proceeds to
                            Public     Discount(1)     McDonnell Douglas(2)
----------------------------------------------------------------------------
Per  Share..............    $_____       $_____              $_____
----------------------------------------------------------------------------
Total...................    $_____       $_____              $_____
----------------------------------------------------------------------------

-----------------
(1) McDonnell Douglas has agreed to indemnify the Underwriter against certain liabilities including liabilities under the Securities Act of 1933. See "UNDERWRITING."

(2)     Before deducting expenses payable by McDonnell Douglas, estimated
        to be $         .

                          ------------------------

The shares of Common Stock offered hereby are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to approval of certain legal matters by Davis Polk & Wardwell, counsel for the Underwriter. It is expected that delivery of the Shares will be made against payment therefor on or about _________ __, 1997 at the offices of J.P. Morgan Securities Inc., 60 Wall Street, New York, New York.

J.P. Morgan & Co.

                  , 1997


                             TABLE OF CONTENTS


                                                                 PAGE

                           PROSPECTUS SUPPLEMENT
Merger Status.....................................................S-2
Risk Factors......................................................S-2
Underwriting .....................................................S-3
Legal Matters.....................................................S-4

                                 PROSPECTUS

Cautionary Statement................................................2
Available Information...............................................2
Incorporation of Certain Documents by Reference.....................3
McDonnell Douglas...................................................4
Boeing..............................................................5
The Merger..........................................................5
Use of Proceeds.....................................................5
Description of Common Stock.........................................5
Plan of Distribution................................................6
Legal Matters.......................................................7
Experts.............................................................7



IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITER MAY OVER-ALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, SHARES OF THE COMMON STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF SUCH ACTIVITIES, SEE "UNDERWRITING."

                          ------------------------


                               MERGER STATUS

McDonnell Douglas and Boeing have each scheduled special meetings of their shareholders for July 25, 1997. At the respective shareholder meetings, the McDonnell Douglas shareholders will vote on a proposal to approve the Merger and the Boeing shareholders will vote on a proposal to approve the Share Issuance. The closing of the sale of the Shares offered hereby is conditioned upon approval of the Merger by the shareholders of McDonnell Douglas and approval of the Share Issuance by the shareholders of Boeing. In addition, the Shares offered hereby will not be issued unless McDonnell Douglas believes that all of the other conditions to the consummation of the Merger have been or will be satisfied or waived (where permissible). See Section 8, "THE MERGER" in the Joint Proxy Statement/Prospectus incorporated by reference herein. While McDonnell Douglas believes that all of the conditions to the consummation of the Merger have been or will be satisfied or waived (where permissible), there can be no assurance that the Merger will be approved by the shareholders of McDonnell Douglas, that the Share Issuance will be approved by the shareholders of Boeing or that the Merger will be consummated. If the Merger were not to be consummated, the trading price of the Common Stock would likely decline from current levels. See "RISK FACTORS."

                                RISK FACTORS

Consummation of the Merger. The offering being made hereby is not conditioned on the consummation of the Merger. The obligations of Boeing and McDonnell Douglas to effect the Merger are subject, among other things, to the fulfillment of certain conditions, including without limitation: (i) approval of the Merger by the requisite vote of the shareholders of McDonnell Douglas and approval of the Share Issuance by the requisite vote of the shareholders of Boeing; (ii) there not having been issued or in effect any provision of any applicable law or regulation or any executive order, decree, ruling or injunction prohibiting the consummation of the Merger substantially on the terms contemplated by the Merger Agreement;
(iii) the expiration or termination of any waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the obtaining of all other approvals required to be obtained by McDonnell Douglas and Boeing, except where the failure to obtain such approvals would not have a Material Adverse Effect (as defined in Section 4.1 of the Merger Agreement) on Boeing or McDonnell Douglas, as the case may be; (iv) the effectiveness of the registration statement of Boeing on Form S-4 registering the shares of Boeing Common Stock to be issued in the Merger and the absence of a stop order suspending such effectiveness; (v) the listing on the NYSE, subject only to official notice of issuance, of the shares of Boeing Common Stock constituting the Share Issuance; (vi) each of Boeing and McDonnell Douglas having received a letter of its independent auditors, in form and substance reasonably satisfactory to it, stating that they concur with management's conclusion that the Merger will qualify as a transaction to be accounted for as a pooling of interests; and (vii) McDonnell Douglas and Boeing having received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP and Cravath, Swaine & Moore, respectively, relating to certain tax matters.

The approvals mentioned in (iii) above include a review under European competition law by the Merger Task Force of the European Commission. Pursuant to procedures and rules normally applicable, review of the Merger by the European Commission must be completed on or before July 31, 1997. In order to obtain European antitrust clearance, Boeing and/or McDonnell Douglas may be required to make certain concessions. See "RISK FACTORS - Necessity of Receiving Governmental and Regulatory Approvals Prior to the Merger; Possible Divestitures and Operating Restrictions" and "THE MERGER
- Governmental and Regulatory Approvals" in the Joint Proxy Statement/Prospectus incorporated herein by reference. There can be no assurances that such clearance will be obtained or regarding the extent or scope of any concessions that may need to be made.

There can be no assurance that the Merger will be consummated. If the Merger is not consummated, purchasers of the Shares offered hereby will remain holders of the Common Stock - a security with investment characteristics that may be significantly different from those of Boeing Common Stock. Among other things, the trading price of the Common Stock would likely decline from current levels if the Merger is not consummated. See Section 5, "RISK FACTORS" in the Joint Proxy Statement/Prospectus incorporated by reference herein.

                                UNDERWRITING

Under the terms and subject to the conditions set forth in an Underwriting Agreement (the "Underwriting Agreement") between McDonnell Douglas and J.P. Morgan Securities Inc. ("J.P. Morgan" or the "Underwriter"), McDonnell Douglas has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, the Shares.

The Underwriting Agreement provides that the obligation of the Underwriter to purchase the Shares is subject to the approval of certain legal matters by its counsel and to certain other conditions. Under the terms and conditions of the Underwriting Agreement, the Underwriter is obligated to take and pay for all the Shares, if any are taken.

The Underwriter proposes initially to offer the Shares directly to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession of $____ per share. The Underwriter may allow, and such dealers may reallow, a concession not in excess of $____ per share to certain other dealers. After the Shares are released for sale to the public, the offering price and such concessions may be changed.

McDonnell Douglas has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1993 (the "Securities Act").

In connection with this offering, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the Underwriter may over-allot in connection with the offering, creating a short position. In addition, the Underwriter may bid for, and purchase, shares of the Common Stock in the open market to cover short positions or to stabilize the price of the Common Stock. Finally, the Underwriter may reclaim selling concessions allowed for distributing the Common Stock in the offering, if the Underwriter repurchases previously distributed Common Stock in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Common Stock above independent market levels. The Underwriter is not required to engage in these activities, and may end any of these activities at any time.

J.P. Morgan was retained by McDonnell Douglas as financial advisor in connection with the proposed Merger. For services rendered, McDonnell Douglas has paid J.P. Morgan $2,400,000 and, upon consummation of the Merger will pay J.P. Morgan an additional $15,850,000. McDonnell Douglas has also agreed to reimburse J.P. Morgan for its reasonable expenses incurred in connection with its advisory services, including the fees and disbursements of outside counsel and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the federal securities laws. The Underwriter has provided from time to time, and is expected to provide in the future, investment banking and other financial services to McDonnell Douglas and certain of its affiliates have engaged and may in the future engage in commercial transactions in the ordinary course of business with McDonnell Douglas. In the ordinary course of business, affiliates of J.P. Morgan may actively trade the debt and equity securities of McDonnell Douglas or Boeing for their own accounts or for accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

                               LEGAL MATTERS

The validity of the Shares offered hereby will be passed upon for McDonnell Douglas by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland. Certain legal matters will be passed upon for McDonnell Douglas by F. Mark Kuhlmann, Senior Vice President and General Counsel of McDonnell Douglas. Mr. Kuhlmann owns and has other interests in shares of the Common Stock. See the section entitled "THE MERGER -- Interests of Certain Persons in the Transaction" in the Joint Proxy Statement/Prospectus incorporated by reference in the accompanying Prospectus and the section entitled "Ownership of MDC Stock" in the McDonnell Douglas Proxy Statement incorporated by reference in the McDonnell Douglas Annual Report on Form 10-K for the year ended December 31, 1996 incorporated by reference in the accompanying Prospectus. Certain additional legal matters will be passed upon for McDonnell Douglas by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and for the Underwriters by Davis Polk & Wardwell, New York, New York. Certain other legal matters will be passed upon by Theodore J. Collins, Senior Vice President and General Counsel of Boeing. Skadden, Arps, Slate, Meagher & Flom LLP, Mr. Kuhlmann and Davis Polk & Wardwell will rely as to certain matters of Maryland law on the opinion of Ballard Spahr Andrews & Ingersoll.

[FLAG]

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                     Subject to Completion, Dated              ,1997

PROSPECTUS

3,500,000 Shares

MCDONNELL DOUGLAS CORPORATION

Common Stock
(par value $1.00 per share)

This Prospectus relates to 3,500,000 shares (the "Shares") of Common Stock, par value $1.00 per share ("Common Stock"), of McDonnell Douglas
Corporation ("McDonnell Douglas" or the "Company"), which may be offered by McDonnell Douglas from time to time.

The Shares will be sold through underwriters, brokers, dealers, or agents or directly by McDonnell Douglas. At the time any particular offer of Shares is made, if and to the extent required, the specific number of Shares offered, the offering price, and the other terms of the offering, including the names of any underwriters, brokers, dealers or agents involved in the offering and the compensation, if any, of such underwriters, brokers, dealers or agents will be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The net proceeds to McDonnell Douglas from such sale will also be set forth in the applicable Prospectus Supplement. Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in any Prospectus Supplement delivered herewith.

The Shares are listed on the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange ("PSE") under the trading symbol "MD."

This Prospectus may not be used to consummate sales of Shares unless accompanied by a Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ---------------

             The date of this Prospectus is _________ __, 1997



                            CAUTIONARY STATEMENT

When used in this Prospectus or the documents incorporated by reference herein with respect to McDonnell Douglas, the words "estimate," "project," "intend," "expect," "would likely" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Such risks and uncertainties include those risks, uncertainties and risk factors identified under the heading "Forward-Looking Information Is Subject to Risk and Uncertainty" accompanying "Management's Discussion and Analysis of Financial Condition and Results of Operations" that is in the McDonnell Douglas 1996 Annual Report to shareholders and that is incorporated by reference in the McDonnell Douglas Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and those risks, uncertainties and risk factors identified in the McDonnell Douglas Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on April 17, 1996. McDonnell Douglas does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

When used in this Prospectus or the documents incorporated by reference herein with respect to The Boeing Company ("Boeing"), the words "estimate," "project," "intend," "expect," "would likely" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Such risks and uncertainties include those risks, uncertainties and risk factors identified under the heading "Forward-Looking Information Is Subject to Risk and Uncertainty" accompanying "Management's Discussion and Analysis of Results of Operations, Financial Condition and Business Environment" that is in the Boeing 1996 Annual Report to shareholders and that is incorporated by reference in the Boeing Annual Report on Form 10-K for the fiscal year ended December 31, 1996. Boeing does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                           AVAILABLE INFORMATION

McDonnell Douglas is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the
Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements, and other information regarding registrants (including McDonnell Douglas) that file electronically with the Commission (http://www.sec.gov). The Common Stock is listed on the NYSE and the PSE and reports, proxy statements and other information relating to McDonnell Douglas can be inspected at the NYSE, 20 Broad Street, New York, New York 10005 or the PSE, 301 Pine Street, San Francisco, California 94104.

McDonnell Douglas has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"), relating to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

Boeing is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements, and other information regarding registrants (including Boeing) that file electronically with the Commission (http://www.sec.gov). The common stock, par value $5.00 per share of Boeing ("Boeing Common Stock") is listed on the NYSE and reports, proxy statements and other information relating to Boeing can be inspected at the NYSE, 20 Broad Street, New York, New York 10005.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by McDonnell Douglas or Boeing with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:

        (1) the Boeing and McDonnell Douglas Joint Proxy
Statement/Prospectus dated June 20, 1997 (the "Joint Proxy
Statement/Prospectus") (other than the information contained under the captions "BOEING SPECIAL MEETING" and "MCDONNELL DOUGLAS SPECIAL MEETING");

        (2) the McDonnell Douglas Proxy Statement on Schedule 14A dated March 17, 1997 (File No. 1-3685);

        (3) the McDonnell Douglas Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-3685);

        (4) the McDonnell Douglas Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (File No. 1-3685);

        (5) the description of the Common Stock contained in McDonnell Douglas' Registration Statement on Form 10 filed under the Exchange Act, as amended under cover of Form 8 on March 10, 1981 (File No. 1-3685), and as supplemented by the description of such Common Stock contained under the following captions: (i) "Proposal to Amend MDC's Charter" in the McDonnell Douglas proxy statement dated March 20, 1984, (ii) "Proposal to Amend Indemnification Bylaw" in the McDonnell Douglas proxy statement dated March 20, 1985, (iii) "Proposal to Amend Article Fifth of MDC's Charter to Classify the Board of Directors with Staggered Terms of Office and Certain Other Matters" in the McDonnell Douglas proxy statement dated March 24, 1986, (iv) "Amendment of MDC's Charter to Reduce the Shareholder Vote Required for Certain Amendments to the Charter from Two-Thirds Majority to a Majority of the Outstanding Shares Entitled to Vote" in the McDonnell Douglas proxy statement dated March 17, 1987, and (v) "Amendment of MDC's Charter to Limit Directors' and Officers' Liability" in the McDonnell Douglas proxy statement dated March 21, 1988;

        (6) the description of the McDonnell Douglas Preferred Stock Purchase Rights contained in the McDonnell Douglas Registration Statement on Form 8-A filed under the Exchange Act on August 6, 1990 (File No. 1-10592), as supplemented by the description of the Amended and Restated Rights Agreement in the McDonnell Douglas Current Report on Form 8-K filed with the Commission on June 3, 1996;

        (7) the Boeing Proxy Statement on Schedule 14A dated March 10, 1997 (File No. 1-442);

        (8) the Boeing Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-442);

        (9) the Boeing Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (File No. 1-442);

        (10) the Boeing Registration Statement on Form 10 (Registration No. 1-442) with respect to Boeing Common Stock and filed with the Commission on April 20, 1935, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such registration; and

        (11) the description of the rights to purchase shares of Boeing's Series A Junior Participating Preferred Stock, without par value, contained in the Boeing Registration Statement on Form 8-A dated July 30, 1987 (File No. 1-442). Boeing's stockholder rights plan (the "Boeing Rights Plan") expires on August 7, 1997, and the Board of Directors of Boeing has stated that it currently intends to permit the Boeing Rights Plan to expire in accordance with its terms and not to replace it.

All documents filed by McDonnell Douglas and Boeing pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares hereunder shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein (or in an applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

McDonnell Douglas and Boeing will provide a copy of any or all documents which have been or may be incorporated by reference in this Prospectus (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein) without charge to each person to whom this Prospectus is delivered, upon written or oral request to, in the case of documents relating to McDonnell Douglas, McDonnell Douglas Corporation, Attn:
Shareholder Services, Mail Code S1001240, P.O. Box 516, St. Louis, Missouri 63166-0516, telephone (314) 232-6283 and, in the case of documents relating to Boeing, Data Shipping Department, The Boeing Company, P.O. Box 3707, Mail Stop 3T-33, Seattle, Washington 98124-2207, telephone (206) 393-4964.

                             MCDONNELL DOUGLAS

McDonnell Douglas is principally engaged in the research, development and manufacturing of aerospace, commercial and military avionics, and defense electronics products. McDonnell Douglas, its divisions and its subsidiaries operate principally in four industry segments: military aircraft; missiles, space, and electronic systems; commercial aircraft; and financial services and other. The military aircraft segment accounted for 57%, the missiles, space, and electronic systems segment 16%, the commercial aircraft segment 24%, and the financial services and other segment 3%, in each case, of operating revenues for the year ended December 31, 1996. Operations in the first two industry segments are conducted primarily by McDonnell Douglas Aerospace and by Military Transport Aircraft, unincorporated operating divisions of McDonnell Douglas, which are engaged in design, development, production, and support of military transport aircraft, attack and fighter aircraft and training systems, military and commercial helicopters and ordnance, tactical missiles, satellite launching vehicles, space station design and development and space station shuttle payload integration, and defense electronic components and systems. Operations in the commercial aircraft segment are conducted by Douglas Aircraft Company ("DAC"), an unincorporated operating division of McDonnell Douglas, which designs, develops, produces, modifies and sells commercial transport aircraft and related spare parts and support services. Through its McDonnell Douglas Financial Services Corporation subsidiary, McDonnell Douglas is engaged in aircraft financing and commercial equipment leasing. McDonnell Douglas' subsidiary, McDonnell Douglas Realty Company, is a full-service developer and property manager in the commercial real estate market as well as for McDonnell Douglas' aerospace business. The mailing address of the principal executive offices of McDonnell Douglas is Post Office Box 516, St. Louis, Missouri, 63166-0516; its telephone number is (314) 232-0232. McDonnell Douglas was incorporated in Maryland in 1939 under the name McDonnell Aircraft Corporation. On April 19, 1967, its shareholders approved the merger with DAC and the name of the corporation was changed to McDonnell Douglas Corporation.

                                   BOEING

Boeing is one of the world's major aerospace firms. Boeing operates in two principal industries: commercial aircraft, and defense and space. Commercial aircraft operations -- conducted through Boeing Commercial Airplane Group -- involve development, production and marketing of commercial jet aircraft and providing related support services to the commercial airline industry worldwide. Defense and space operations -- conducted through Boeing Defense & Space Group --- involve research, development, production, modification and support of military aircraft and helicopters and related systems, space and missile systems, rocket engines, and information services, primarily through U.S. government contracts. Approximately 75% of Boeing's 1996 revenues were attributable to the commercial aircraft segment, and 25% were attributable to the defense and space segment. The mailing address and telephone number of the principal executive offices of Boeing are 7755 East Marginal Way South, Seattle, Washington 98108 and (206) 655-2121. Boeing was originally incorporated in Washington in 1916 and was reincorporated in Delaware in 1934.

                                 THE MERGER

McDonnell Douglas has entered into an Agreement and Plan of Merger dated as of December 14, 1996 (the "Merger Agreement") among Boeing, West Acquisition Corp., a wholly-owned subsidiary of Boeing ("Sub"), and McDonnell Douglas, which provides for the merger of Sub with and into McDonnell Douglas (the "Merger"), with McDonnell Douglas surviving as a wholly-owned subsidiary of Boeing. The closing of the sale of Shares offered hereby is conditioned upon approval of the Merger by the shareholders of McDonnell Douglas and approval of the Share Issuance by the shareholders of Boeing. In addition, the Shares offered hereby will not be issued unless McDonnell Douglas believes that all of the other conditions to the consummation of the Merger have been or will be satisfied or waived (where permissible). If, however, the Merger is not consummated, purchasers of the Shares offered hereby will remain holders of the Common Stock. The Shares offered hereby will be issued after the record date for determining the holders of shares of Common Stock entitled to vote at the special meeting of McDonnell Douglas shareholders called to approve the Merger. As a result, the Shares offered hereby will not be entitled to vote at the special meeting. Subject to the terms and conditions of the Merger Agreement, each share of Common Stock will be converted into 1.3 shares of Boeing Common Stock. Cash will be paid in lieu of any fractional share of Boeing Common Stock. See Section 8, "THE MERGER" in the Joint Proxy Statement/Prospectus incorporated by reference herein.

Subject to shareholder approval and the other conditions specified in the Merger Agreement, it is presently anticipated that the Merger will be consummated on August 1, 1997. Either Boeing or McDonnell Douglas may terminate the Merger Agreement if the Merger shall not have been consummated on or before December 31, 1997.

                              USE OF PROCEEDS

Except as otherwise described in the applicable Prospectus Supplement, McDonnell Douglas intends to use the net proceeds from the sale of the Shares for general corporate purposes. If the Merger is consummated, the net proceeds from the sale of the Shares may be used for general corporate purposes of Boeing. The principal reason for the offering is to facilitate the treatment of the Merger as a pooling of interests.

                      DESCRIPTION OF THE COMMON STOCK

The description of the Common Stock set forth below does not purport to be complete and is qualified in its entirety by reference to McDonnell Douglas' Articles of Amendment and Restatement of the Charter of McDonnell Douglas (the "McDonnell Douglas Charter").

McDonnell Douglas is authorized to issue 10,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), 1,000,000 shares of which are classified as Series A Junior Participating Preferred Stock, and 400,000,000 shares of the Common Stock.

The McDonnell Douglas Board of Directors (the "Board of Directors") may provide for the issuance of Preferred Stock in one or more series and, to the extent permitted by law, may establish different preferences, rights, restrictions (including restrictions on transferability) and qualification for each series.

No shares of Preferred Stock are issued and outstanding. The 1,000,000 shares of Series A Junior Participating Preferred Stock are reserved for issuance upon exercise of the preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement dated as of August 2, 1990, amended as of January 3, 1995 and amended and restated as of May 31, 1996 (the "Rights Agreement"), between McDonnell Douglas and First Chicago Trust Company of New York. The Shares will have Rights attached thereto. However, McDonnell Douglas has agreed in the Merger Agreement that it will amend the Rights Agreement such that the "Final Expiration Date" (as defined in the Rights Agreement) shall occur immediately prior to the consummation of the Merger.

The Common Stock (i) subject to the preferences and rights of the Preferred Stock, is entitled to dividends and other distributions authorized thereon by the Board of Directors, (ii) is entitled to receive any balance remaining in case of dissolution, liquidation or winding up of McDonnell Douglas after satisfying the prior rights of creditors and all series of Preferred Stock, and (iii) is entitled to the exclusive voting power for the election of directors and for all other corporate purposes, except as the Board of Directors may have established in respect of one or more series of Preferred Stock at the time outstanding. The Board of Directors is divided into three classes, each of which is composed as nearly as possible of one-third of the directors. Holders of the Common Stock (i) are entitled to one vote per share on all matters submitted to a vote of shareholders and (ii) have no preemptive rights or cumulative voting rights. See Section 12, "COMPARISON OF THE RIGHTS OF HOLDERS OF BOEING COMMON STOCK AND MCDONNELL DOUGLAS COMMON STOCK" in the Joint Proxy Statement/Prospectus incorporated by reference herein.

                            PLAN OF DISTRIBUTION

McDonnell Douglas may sell the Shares being offered hereby, to or through underwriters or dealers, directly to other purchasers, or through agents. The Prospectus Supplement with respect to the Shares will set forth the terms of the offering of the Shares, including the name or names of any underwriters, dealers or agents, the price of the offered Shares and the net proceeds to McDonnell Douglas from such sale, any underwriting discounts or other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Shares may be listed.

If underwriters are used in the sale, the Shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public price or at varying prices determined at the time of sale. The underwriter or underwriters with respect to a particular underwritten offering of Shares will be named in the Prospectus Supplement relating to such offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters or agents to purchase the Shares will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Shares if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If a dealer is utilized in the sale of any Shares in respect of which this Prospectus is delivered, McDonnell Douglas will sell such Shares to the dealer, as principal. The dealer may then resell such Shares to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

Shares may be sold directly by McDonnell Douglas to one or more institutional purchasers, or through agents designated by McDonnell Douglas from time to time, at a fixed price, or prices, which may be changed, or at varying prices determined at time of sale. Any agent involved in the offer or sale of the Shares will be named, and any commissions payable by McDonnell Douglas to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of the Shares, underwriters, agents or dealers may receive compensation from McDonnell Douglas or from purchasers of Shares for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters, agents, and dealers participating in the distribution of the Shares may be deemed to be underwriters, and any discounts or commissions received by them from McDonnell Douglas and any profit on the resale of the Shares by them may be deemed to be underwriting discounts or commissions under the Securities Act.

Agents, dealers, and underwriters may be entitled under agreements entered into with McDonnell Douglas to indemnification by McDonnell Douglas against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Underwriters, dealers, or agents and their associates may be customers of, engage in transactions with and perform services for, McDonnell Douglas in the ordinary course of business.

                               LEGAL MATTERS

The validity of the Shares offered hereby will be passed upon for McDonnell Douglas by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland.

                                  EXPERTS

The consolidated financial statements and related financial statement schedule incorporated in this Registration Statement by reference to The Boeing Company Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are also incorporated by reference herein and have been incorporated by reference in the Registration Statement in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and schedule of McDonnell Douglas incorporated by reference in McDonnell Douglas' Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated therein by reference and incorporated herein by reference, such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

               The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement are as follows:

        Securities and Exchange Commission
          registration fee (actual)..............................$72,784
        Stock Exchange Listing Fees..............................$12,250
        Legal fees and expenses..................................$50,000
        Accountants' fees and expenses...........................$10,000
        Miscellaneous        ....................................$10,000
                                                                --------
                      Total  ...................................$155,034
                                                                ========

Item 15. Indemnification of Directors and Officers.

               Section 2-418 of the Maryland General Corporation Law (the "MGCL") requires a Maryland corporation (unless its charter provides otherwise, which McDonnell Douglas' charter does not) to indemnify an officer or director who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Section 2-418 permits a Maryland corporation to indemnify its present and former officers and directors, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the officer or director was material to the matters giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the officer or director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the officer or director had reasonable cause to believe that the act or omission was unlawful. However, if the proceeding is one by or in the right of the corporation or if the proceeding results in a judgment of liability based on the improper receipt of a personal benefit, indemnification may not be made in respect of any proceeding in which the officer or director shall have been adjudged liable to the corporation unless ordered by a court and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

               Whether an officer or a director has met the required standard of conduct must be determined by a majority vote of a quorum consisting of directors not parties to the proceeding, or, in the absence of such a quorum, by a majority vote of a committee of directors not parties to the proceeding, or by special legal counsel selected by majority vote of a quorum of directors not parties to the proceeding or a committee of directors not parties to the proceeding, or by the shareholders of the corporation. The termination of a proceeding by judgment, order or settlement does not create a presumption that the officer or director did not meet the requisite standard of conduct. The termination of a proceeding by conviction, or a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment creates a rebuttable presumption that the officer or director did not meet the requisite standard of conduct.

               The McDonnell Douglas Bylaws provide that McDonnell Douglas shall indemnify, and advance expenses to, former and current directors in connection with any threatened, pending or completed action, suit or proceeding arising out of such person's service to McDonnell Douglas except with respect to any action, suit or proceeding brought by such person against McDonnell Douglas or to the extent such indemnification is expressly prohibited by the MGCL. The McDonnell Douglas Bylaws further provide that McDonnell Douglas shall provide indemnification as required by law and may, as authorized at any time by general or specific action of the Board of Directors, provide further indemnification and advance expenses, to officers and other persons who serve or have served McDonnell Douglas in connection with any threatened, pending or completed action, suit or proceeding arising out of such persons' service to McDonnell Douglas except with respect to any action, suit or proceeding brought by such person against McDonnell Douglas or to the extent such indemnification is expressly prohibited by the MGCL.

               Moreover, certain directors and officers of McDonnell Douglas have indemnification agreements with McDonnell Douglas ("Indemnification Agreements"), which provide in substance that, subject to the provisions of the MGCL, McDonnell Douglas will indemnify, and advance expenses to, such directors and officers if, by reason of their status as a director or officer of McDonnell Douglas, they are made a party to any threatened or pending proceeding. The respective Indemnification Agreements and the obligations contained therein shall continue in effect during each director's tenure as a member of the Board of Directors or officer's employment period and shall continue thereafter so long as such director or officer shall be subject to such proceedings.

               As authorized by Section 2-418 of the MGCL and by a resolution of the Board of Directors, McDonnell Douglas has purchased and maintains at its expense, on behalf of directors and officers, insurance, within certain limits, covering liabilities which may be incurred by them in such capacities.

               Boeing and Sub have agreed that all rights to exculpation and indemnification for acts or omissions occurring prior to the effective time of the Merger now existing in favor of the current or former directors or officers (the "Indemnified Parties") of McDonnell Douglas as provided in its charter or Bylaws or in any agreement will survive the Merger and shall continue in full force and effect in accordance with their terms. Boeing has agreed that, for six years from the Effective Time, it will indemnify the Indemnified Parties to the same extent as such Indemnified Parties are entitled to indemnification pursuant to the preceding sentence.

Boeing has also agreed that, for six years from the effective time of the Merger, it will maintain in effect McDonnell Douglas' current directors' and officers' liability insurance covering those persons who are currently covered by McDonnell Douglas' directors' and officers' liability insurance policy; provided, however, that in no event will Boeing be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by McDonnell Douglas for such insurance; and provided further, however, that if the annual premiums of such insurance coverage exceed such amount, Boeing will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

Item 16.  List of Exhibits.

        1       Form of Underwriting Agreement.

        2 Agreement and Plan of Merger among The Boeing Company, West Acquisition Corp. and McDonnell Douglas Corporation, dated as of December 14, 1996 (incorporated by reference to Exhibit 2 to McDonnell Douglas' Annual Report on Form 10-K for the year ended December 31, 1996)

        4(a) Articles of Amendment and Restatement of McDonnell Douglas' Charter, as filed May 8, 1996 (incorporated by reference to Exhibit 3(a) to McDonnell Douglas' Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996)

        4(b) Bylaws of McDonnell Douglas, as amended October 25, 1996 (incorporated by reference to Exhibit 3(b) to McDonnell Douglas' Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996)

        4(c) Amended and Restated Rights Agreement, dated as of May 31, 1996 between McDonnell Douglas Corporation and First Chicago Trust Company of New York, which includes the form of Articles Supplementary for Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Preferred Stock Purchase Rights as Exhibit C (incorporated by reference to Exhibit 4 to McDonnell Douglas' Current Report on Form 8-K, filed with the Commission on June 3, 1996).

        5 Opinion of Ballard Spahr Andrews & Ingersoll as to the validity of the Shares

        23(a)*  Consent of Ernst & Young LLP, Independent Auditors

        23(b)*  Consent of Deloitte & Touche LLP, Independent Auditors

        23(c) Consent of Ballard Spahr Andrews & Ingersoll (included as part of Exhibit 5)

        24* Power of Attorney, from each of the following persons, authorizing each of F. Mark Kuhlmann and Steven N. Frank to sign McDonnell Douglas' Registration Statement on Form S-3 as their attorney-in-fact: Harry C. Stonecipher, James F. Palmer, Mark N. Schroeder, John H. Biggs, B.A. Bridgewater, Jr., Beverly B. Byron, William E. Cornelius, William H. Danforth, M.D., Kenneth M. Duberstein, James S. McDonnell, III, John F. McDonnell, George A. Schaefer, Ronald L. Thompson, and P. Roy Vagelos, M.D.

-----------

*Filed herewith.


Item 17. Undertakings.

               The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
        Statement:

                      (i) to include any prospectus required by Section
               10(a)(3) of the Securities Act;

                      (ii) to reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) to include any material information with
               respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by McDonnell Douglas pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) that, for purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual reports pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

               (6) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in
Item 15, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis and State of Missouri on the 25th day of June, 1997.

                             MCDONNELL DOUGLAS CORPORATION


                             By:  /s/ F. Mark Kuhlmann
                                  F. Mark Kuhlmann
                                  Senior Vice President and General Counsel


               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on June 25, 1997 in the capacities indicated:

   Signature                           Title


       *                               President and Chief Executive
_______________________________        Officer (principal executive
Harry C. Stonecipher                   officer) and Director


       *                               Senior Vice President and Chief
_______________________________        Financial Officer (principal
James F. Palmer                        financial officer)


       *                               Vice President and Controller
_______________________________        (principal accounting officer)
Mark N. Schroeder


       *                               Director
________________________________
John H. Biggs


       *                               Director
________________________________
B.A. Bridgewater, Jr.


       *                               Director
________________________________
Beverly B. Byron


       *                               Director
________________________________
William E. Cornelius


       *                               Director
_________________________________
William H. Danforth, M.D.


       *                               Director
__________________________________
Kenneth M. Duberstein


__________________________________     Director
William S. Kanaga


       *                               Director
__________________________________
James S. McDonnell, III


       *                               Director, Chairman of the Board
___________________________________
John F. McDonnell


       *                               Director
___________________________________
George A. Schaefer


       *                               Director
___________________________________
Ronald L. Thompson


       *                               Director
____________________________________
P. Roy Vagelos, M.D.


* F. Mark Kuhlmann, by signing his name hereto, does hereby execute this Registration Statement on behalf of the directors and officers of the Registrant indicated above by asterisks, pursuant to powers of attorney duly executed by such directors and officers and filed as an exhibit to the Registration Statement.


                              By: /s/ F. Mark Kuhlmann
                                  ____________________________
                                      F. Mark Kuhlmann
                                      Attorney-in-fact



                               EXHIBIT INDEX


Exhibits

1              Form of Underwriting Agreement.

2 Agreement and Plan of Merger among The Boeing Company, West Acquisition Corp. and McDonnell Douglas Corporation, dated as of December 14, 1996 (incorporated by reference to Exhibit 2 to McDonnell Douglas' Annual Report on Form 10-K for the year ended December 31, 1996)

4(a) Articles of Amendment and Restatement of McDonnell Douglas' Charter, as filed May 8, 1996 (incorporated by reference to Exhibit 3(a) to McDonnell Douglas' Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996)

4(b) Bylaws of McDonnell Douglas, as amended October 25, 1996 (incorporated by reference to Exhibit 3(b) to McDonnell Douglas' Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996)

4(c) Amended and Restated Rights Agreement, dated as of May 31, 1996 between McDonnell Douglas Corporation and First Chicago Trust Company of New York, which includes the form of Articles Supplementary for Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Preferred Stock Purchase Rights as Exhibit C (incorporated by reference to Exhibit 4 to McDonnell Douglas' Current Report on Form 8-K, filed with the Commission on June 3, 1996).

5 Opinion of Ballard Spahr Andrews & Ingersoll as to the validity of the Shares

23(a)*         Consent of Ernst & Young LLP, Independent Auditors

23(b)*         Consent of Deloitte & Touche LLP, Independent Auditors

23(c) Consent of Ballard Spahr Andrews & Ingersoll (included as part of Exhibit 5)

24* Power of Attorney, from each of the following persons, authorizing each of F. Mark Kuhlmann and Steven N. Frank to sign McDonnell Douglas' Registration Statement on Form S-3 as their attorney-in-fact: Harry C. Stonecipher, James F. Palmer, Mark N. Schroeder, John H. Biggs, B.A. Bridgewater, Jr., Beverly B. Byron, William E. Cornelius, William H. Danforth, M.D., Kenneth M. Duberstein, James S. McDonnell, III, John F. McDonnell, George A. Schaefer, Ronald L. Thompson, and P. Roy Vagelos, M.D.


--------------
*Filed herewith.